                       Exhibit 28 Consolidated Schedule P


Schedule P - Part 1 OLD REPUBLIC INTERNATIONAL CORPORATION CONSOLIDATED - GRAND TOTAL - ($ in thousands) (a)

   Premiums
  were earned                                                     Allocated                  Unallocated
   & Losses        Premiums          Loss           Salvage     Loss Expense                Loss Expense
   incurred         Earned         Payments        Received       Payments        Ratio       Payments        Ratio
-------------- ---------------- ---------------  ------------  --------------- ----------- --------------- -----------
    Prior           $7,074,363      $4,184,254      $223,549         $512,097      12.24%        $172,255       4.12%
    1993               875,847         470,914        20,972           61,672      13.10%          26,686       5.67%
    1994               867,630         469,095        22,046           63,747      13.59%          29,593       6.31%
    1995               850,211         438,083        25,640           58,185      13.28%          32,875       7.50%
    1996               846,760         484,756        28,716           63,129      13.02%          38,766       8.00%
    1997               879,848         562,272        35,771           70,465      12.53%          40,625       7.23%
    1998               867,430         568,026        37,671           60,072      10.58%          45,373       7.99%
    1999               815,115         525,249        39,045           38,226       7.28%          58,486      11.13%
    2000               812,907         424,465        28,049           31,427       7.40%          52,361      12.34%
    2001               940,884         378,924        23,245           19,825       5.23%          46,806      12.35%
    2002             1,103,127         207,770        14,616            8,305       4.00%          37,443      18.02%
               ---------------- ---------------  ------------  --------------- ----------- --------------- -----------
   Totals          $15,934,122      $8,713,808      $499,320         $987,150      11.33%        $581,269       6.67%
               ================ ===============  ============  =============== =========== =============== ===========

(a) Prepared in accordance with the 2002 guidelines set by the NAIC.

                       Exhibit 28 Consolidated Schedule P


Schedule P - Part 1 OLD REPUBLIC INTERNATIONAL CORPORATION CONSOLIDATED - GRAND TOTAL - ($ in thousands) (a)

   Premiums                                                                                  Total Loss
  were earned     Loss & Loss                                                  Unpaid          & Loss
   & Losses         Expense                  # of Claims        Unpaid          Loss          Expense         2002
   incurred        Payments        Ratio     Outstanding        Losses         Expense        Incurred        Ratio
-------------- ---------------- ----------- --------------  --------------  ------------- ---------------- -----------
    Prior           $4,868,606      68.82%       XXX             $504,096        $56,128       $5,428,830      76.74%
    1993               559,272      63.85%       XXX               26,778          3,198          589,248      67.28%
    1994               562,435      64.82%       XXX               19,274          3,393          585,102      67.44%
    1995               529,143      62.24%       XXX               22,592          3,647          555,382      65.32%
    1996               586,651      69.28%       XXX               28,148          3,060          617,859      72.97%
    1997               673,362      76.53%       XXX               31,402          6,239          711,003      80.81%
    1998               673,471      77.64%       XXX               50,218          9,815          733,504      84.56%
    1999               621,961      76.30%       XXX               68,237         15,782          705,980      86.61%
    2000               508,253      62.52%       XXX              126,598         28,265          663,116      81.57%
    2001               445,555      47.35%       XXX              243,741         50,836          740,132      78.66%
    2002               253,518      22.98%       XXX              480,869        100,984          835,371      75.73%
               ---------------- ----------- --------------  --------------  ------------- ---------------- -----------
   Totals          $10,282,227      64.53%       XXX           $1,601,953       $281,347      $12,165,527      76.35%
               ================ =========== ==============  ==============  ============= ================ ===========

(a) Prepared in accordance with the 2002 guidelines set by the NAIC.




















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